Filed Pursuant to Rule 424(b)(5)

Registration No. 333-291516

Prospectus Supplement

(To prospectus dated December 4, 2025)

PROFOUND MEDICAL CORP.

5,142,870 Common Shares

We are offering 5,142,870 common shares directly to institutional investors pursuant to this prospectus supplement and the accompanying prospectus. Each common share will be sold in this offering at a purchase price equal to $7.00. We also refer to the common shares issued in this offering as the securities.

Our common shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “PROF” and on the Toronto Stock Exchange, or TSX, under the symbol “PRN.” On December 18, 2025, the closing price for our common shares, as reported on Nasdaq, was $7.86 per share. We have applied to list the common shares sold in this offering on the TSX. Listing is subject to the approval of the TSX in accordance with applicable listing requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as those risks described in our most recent Annual Report on Form 10-K for the year ended December 31, 2024 and in our other filings with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained Konik Capital Partners, LLC, a division of T.R. Winston and Company, LLC, to act as our exclusive placement agent (the “placement agent”) in connection with this offering. The placement agent has agreed to use its reasonable best efforts to place the securities offered by this prospectus supplement. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the fee set forth in the table below.

	Per Share	Total
Offering Price	$7.00	$36,000,090
Placement Agent Fees(1)	$0.35	$1,800,004.50
Proceeds, before expenses, to us	$6.65	$34,200,085.50

(1)	In addition, we have agreed to reimburse certain expenses of the placement agent in connection with the offering. See “Plan of Distribution” for additional disclosure regarding placement agent’s compensation.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about December 22, 2025.

In addition, we intend to complete a private placement (the “Private Placement”) of up to 571,428 common shares at a purchase price of $7.00 per share, for aggregate gross proceeds of up to $4 million, to certain Canadian purchasers on a private placement basis. The common shares sold pursuant to the Private Placement will be subject to a hold period of four months plus one day from the closing date of the Private Placement. The sale of such common shares will be made in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended. The closing of the Private Placement is expected to occur on or prior to December 30, 2025 and is subject to us receiving all necessary approvals, including the conditional approval from the TSX. We cannot assure you that the Private Placement will be completed. If the Private Placement is completed, it will result in dilution to investors participating in this offering.

Placement Agent

Konik Capital Partners

a division of T.R. Winston and Co.

The date of this prospectus supplement is December 19, 2025

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated December 4, 2025, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $150 million, of which this offering is a part.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. We are not, and the placement agent is not, making an offer of these securities in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the placement agent has not, authorized any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying prospectus and the information incorporated by reference herein and therein. We and the placement agent does not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying prospectus, and the financial statements and the other information incorporated by reference in the accompanying prospectus, before making an investment decision.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement, the accompanying prospectus and the information incorporated by referenced herein or therein to “Profound,” “the Company,” “we,” “us,” “our” and similar terms refer to Profound Medical Corp. and, where appropriate, our subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should carefully read the prospectus supplement and the accompanying prospectus, including the section titled “Risk factors” contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Overview

We are a commercial-stage medical device company focused on the development and marketing of customizable, incision-free therapeutic systems for the image guided ablation of diseased tissue utilizing its platform technologies and leveraging the healthcare system’s existing imaging infrastructure. Our lead product (the “TULSA-PRO system”) combines real-time MRI, robotically driven transurethral sweeping-action thermal ultrasound with closed-loop temperature feedback control for the ablation of prostate tissue. The product is comprised of one-time-use devices and durable equipment that are used in conjunction with a customer’s existing MRI scanner.

We are commercializing TULSA-PRO, a technology that combines real-time MRI, robotically-driven transurethral ultrasound and closed-loop temperature feedback control. The TULSA procedure, performed using the TULSA-PRO system, has the potential of becoming a mainstream treatment modality across the entire prostate disease spectrum; ranging from low-, intermediate-, or high-risk prostate cancer; to hybrid patients suffering from both prostate cancer and benign prostatic hyperplasia (“BPH”); to men with BPH only; and also, to patients requiring salvage therapy for radio-recurrent localized prostate cancer. TULSA employs real-time MR guidance for pixel-by-pixel precision to preserve prostate disease patients’ urinary continence and sexual function, while killing the targeted prostate tissue via a precise sound absorption technology that gently heats it to kill temperature (55-57°C). TULSA is an incision- and radiation-free “one-and-done” procedure performed in a single session that takes a few hours. Virtually all prostate shapes and sizes can be safely, effectively, and efficiently treated with TULSA. There is no bleeding associated with the procedure; no hospital stay is required; and most TULSA patients report quick recovery to their normal routine. TULSA-PRO is CE marked, Health Canada approved, and 510(k) cleared by the U.S. Food and Drug Administration (“FDA”).

We are also commercializing Sonalleve, an innovative therapeutic platform that is CE marked for the treatment of uterine fibroids and palliative pain treatment of bone metastases. Sonalleve has also been approved by the China National Medical Products Administration for the non-invasive treatment of uterine fibroids and has FDA approval under a Humanitarian Device Exemption for the treatment of osteoid osteoma. We are in the early stages of exploring additional potential treatment markets for Sonalleve where the technology has been shown to have clinical application, such as non-invasive ablation of abdominal cancers and hyperthermia for cancer therapy.

We deploy a hybrid recurring revenue business model in the United States to market TULSA-PRO, i) charging a one-time payment that includes a supply of our one-time-use device, use of the system as well as our Genius services that support each TULSA center with clinical and patient recruitment and ii) a traditional model of charging for the system separately as capital and an additional per patient charge for the one-time-use devices and associated Genius services. The Sonalleve product is marketed primarily outside North America in European and Asian countries, deploying a capital sales model. Outside of North America, we generate most of our revenues from our system sales in Europe and Asia, where we deploy a more traditional hybrid business model, charging for the system separately as a capital sale and an additional per patient charge for the one-time-use devices and associated Genius services.

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Certain Information by Reference” on page S-25 of this prospectus supplement.

Corporate information

Profound is the company resulting from a “three-cornered” amalgamation involving Mira, Mira Subco (a subsidiary formed to complete the amalgamation) and Profound Medical Inc. (“Old PMI”). Old PMI was formed by articles of incorporation under the Business Corporations Act (Ontario) (“OBCA”) on June 13, 2008. Mira was formed by articles of incorporation under the OBCA on July 16, 2014, and following its initial public offering in Canada, was a “capital pool company” listed on the TSX-V. As a capital pool company, Mira had no assets other than cash and did not carry on any operations. On June 3, 2015, in anticipation of the amalgamation, Mira changed its name to “Profound Medical Corp.” (becoming “Profound”) and completed a consolidation of its share capital on the basis of one post-consolidation common share for every 13.6363 pre-consolidation common shares. On June 4, 2015, Mira (now “Profound”), Mira Subco and Old PMI completed the amalgamation, with Profound as our surviving holding company, and Mira Subco and Old PMI amalgamating to form a new OBCA subsidiary, Profound Medical Inc. (“PMI”), to serve as the holding subsidiary of our operating subsidiaries. Upon completion of the amalgamation, Profound commenced trading on the TSX-V. On July 13, 2018, Profound graduated from the TSX-V and commenced trading on the TSX under the symbol “PRN.” On October 29, 2019, Profound commenced trading on the Nasdaq Capital Market under the symbol “PROF.”

Our head and registered office is located at 2400 Skymark Avenue, Unit 6, Mississauga, Ontario, L4W 5K5. Our telephone number is (647) 476-1350. Our website address is www.profoundmedical.com. The information contained on, or that can be accessed through, our website is not and shall not be deemed to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our common shares or other securities.

All service marks, trademarks and trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Implications of Being a Foreign Private Issuer

Although we qualify as a foreign private issuer, we have decided to voluntarily file periodic reports, such as annual reports on Form 10-K (including our Annual Report on Form 10-K for the fiscal year ending December 31, 2024), quarterly reports on Form 10-Q and current reports on Form 8-K on U.S. domestic issuer forms, which are more detailed and extensive in certain respects, and some of which must be filed more promptly, than the forms currently available to foreign private issuers that are Multijurisdictional Disclosure System filers. Similarly, we have decided to file registration statements, including the registration statement on Form S-3 of which this prospectus forms a part, on U.S. domestic issuer forms. Although we have voluntarily chosen to file registration statements, periodic reports and current reports on U.S. domestic issuer forms, we maintain our status as a foreign private issuer as long as we meet the qualifications for a foreign private issuer under the Exchange Act. Accordingly, as a foreign private issuer, we remain exempt from the U.S. federal proxy rules pursuant to Section 14 of the Exchange Act and Regulations 14A and 14C thereunder, Regulation FD, and our officers, directors, and principal shareholders are not subject to the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

THE OFFERING

Common shares offered by us	5,142,870 common shares.

Common shares to be outstanding immediately after this offering	35,371,544 common shares.

Use of proceeds

We estimate that our net proceeds from this offering will be approximately $33,700,085.50 million, after deducting placement agent’s fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for expansion of our sales and marketing, working capital, research and development, strategic transactions and other general corporate purposes. See “Use of proceeds” for additional information.

Risk factors	See “Risk factors” beginning on page S-4 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should carefully consider before deciding to invest in our securities.

Lock-up agreements	We, and our officers and directors have agreed with the underwriter, subject to certain exceptions, for a period of 60 days following the closing of this offering, not to sell, transfer or otherwise dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock for such applicable period. See “Plan of Distribution.”

Subsequent Canadian Private Placement	We intend to complete a private placement of up to 571,428 common shares at a purchase price of $7.00 per share, for aggregate gross proceeds of up to $4 million, to certain Canadian purchasers on a private placement basis. The sale of such common shares will be made in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended. The closing of the Private Placement is expected to occur on or prior to December 30, 2025 and is subject to the Company receiving all necessary approvals, including the conditional approval from the TSX. We cannot assure you that the Private Placement will be completed. If the Private Placement is completed, it will result in dilution to investors participating in this offering.

Market symbol	Our common shares are traded on Nasdaq under the symbol “PROF” and on the TSX under the symbol “PRN.”

The number of common shares to be outstanding after this offering set forth above is based on 30,193,592 common shares outstanding as of September 30, 2025, and excludes the following:

•	2,142,522 common shares issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $13.53 per share;

•	791,713 additional common shares reserved for future issuance under our equity incentive plan; and

•	35,082 common shares issued after September 30, 2025.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K for the year ended December 31, 2024, as updated or superseded by the risks and uncertainties described in our subsequent filings under the Exchange Act, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be harmed. In that event, the trading price of our common shares could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks related to this offering

This is a reasonable best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The placement agent has agreed to use their reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth on the cover page of this prospectus supplement. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the net proceeds in ways that do not improve our results of operations or enhance the value of our common shares. Furthermore, you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of our cash and cash equivalents, including the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common shares to decline and delay the commercialization of the TULSA-PRO. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments, which may not yield a favorable return to our shareholders.

If you purchase securities in this offering, you will suffer immediate dilution of your investment.

We expect that the offering price of our common shares in this offering will be higher than the net tangible book value per common share. Therefore, if you purchase common shares in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Based on the offering price of $7.00; per share, our adjusted net tangible book value as of September 30, 2025 would have been $68.143 million, or $1.93 per share, resulting in an immediate increase in the net tangible book value per share of $0.87 to existing shareholders and an immediate dilution of $5.07 in net tangible book value per share to investors purchasing common shares in this offering, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the offering price. To the extent outstanding stock options or common share purchase warrants are exercised, there will be further dilution to new investors. In addition, if the Private Placement is completed, it will result in further dilution to new investors. See “Dilution.”

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we expect to offer additional common shares or other securities convertible into or exchangeable for our common shares in the future. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price at which we sell additional common shares or other securities convertible into or exchangeable for our common shares in future transactions may be higher or lower than the price per share in this offering.

Because there are no current plans to pay cash dividends on our common shares for the foreseeable future, you may not receive any return on investment unless you sell common shares for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our common shares unless you sell your shares for a price greater than that which you paid for it.

The market price and trading volume of shares of our common shares may be volatile.

The market price of our common shares has exhibited substantial volatility. Between December 18, 2024 and December 18, 2025, the daily closing price of shares of our common shares as reported on Nasdaq ranged from a low of $3.87 to a high of $7.90 and on the TSX from a low of C$5.35 to a high of C$11.43. The market price of our common shares could continue to fluctuate significantly for many reasons, including the following factors:

•	announcements of regulatory developments or technological innovations by us or our competitors;

•	announcements of business or strategic transactions or our success in finalizing such a transaction;

•	announcements of legal or regulatory actions against us or any adverse outcome of any such actions;

•	changes in our relationships with our licensors and other strategic partners;

•	low volume in the number of common shares traded on Nasdaq or the TSX;

•	our quarterly or annual operating results;

•	announcements of dilutive financing;

•	announcements of potential reverse share splits;

•	developments in patent or other technology ownership rights;

•	additional funds may not be available on terms that are favorable to us and, in the case of equity financings, may result in dilution to our shareholders; and

•	general changes in the economy, the financial markets or the medical device industry.

Factors beyond our control may also have an impact on the market price of our common shares. For example, to the extent that other companies within our industry experience declines in their stock prices, the market price of our common shares may decline as well.

Sales of a substantial number of common shares by our existing shareholders in the public market or the exercise of common share purchase warrants could cause our stock price to fall.

If our existing shareholders sell, or indicate an intention to sell, substantial amounts of our common shares in the public market or exercise, or indicate an intention to exercise, substantial amounts of common share purchase warrants in the public market, the trading price of our common shares could decline. In addition, a substantial number of common shares are subject to outstanding stock options or will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules. If these additional common shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common shares could decline.

We and our executive officers and directors have agreed for a period of 60 days from the date of this prospectus supplement, without the prior written consent of the purchaser party to the securities purchase agreement, with certain limited exceptions, not to offer, pledge, sell, contract to sell, or otherwise dispose of any common shares. The lock-up provisions apply to common shares and to securities convertible into or exchangeable or exercisable for common shares. They also apply to common shares owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.

EXCHANGE RATE INFORMATION

The following table sets forth for each period indicated: (i) the exchange rates in effect at the end of the period; (ii) the high and low exchange rates during such period; and (iii) the average exchange rates for such period, for the U.S. dollar, expressed in Canadian dollars, based on the daily rate of exchange as quoted by the Bank of Canada.

	Year Ended December 31,
	2024	2023	2022
		C$	C$
Closing	$1.4389	$1.3226	1.3544
High	$1.4416	$1.3875	1.3856
Low	$1.3316	$1.3128	1.2451
Average	$1.3698	$1.3497	1.3011

	Nine Months Ended September 30,
	2025	2024
		C$
Closing	$1.3921	$1.3499
High	$1.4603	$1.3858
Low	$1.3558	$1.3316
Average	$1.3988	$1.3604

On December 19, 2025, the daily exchange rate as quoted by the Bank of Canada was U.S.$1.00 = C$1.3781.

S-7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. All statements other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plan, objectives of management and expected market growth are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “plan,” “expect,” “anticipate,” “may,” “might,” “will,” “would,” “should,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend,” or “continue” and other words or terms of similar meaning.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our most recent Annual Report on Form 10-K and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, regarding, among other things:

•	the accuracy of our estimates regarding expenses, future revenues, uses of cash, capital requirements and the need for additional financing;

•	our workforce reduction and related restructuring activities;

•	our ability to realize the anticipated benefits of our corporate strategy;

•	our cash runway and the sufficiency of our financial resources to fund our operations;

•	the initiation, timing, progress, results, and decisions of our partners’ development activities, preclinical studies and clinical trials with respect to our product candidates;

•	our collaborators’ election to pursue or continue research, development and commercialization activities;

•	our ability to obtain future reimbursement and/or milestone payments from our collaborators;

•	our ability to obtain and maintain intellectual property protection for our product candidates;

•	our partners’ ability to successfully commercialize our partnered product candidates;

•	the size and growth of the markets for our partnered product candidates and our partners’ ability to serve those markets;

•	the rate and degree of market acceptance of any future products;

•	the success of competing products that are or may become available;

S-8

•	regulatory developments in the United States and other countries;

•	any restrictions on our ability to use our net operating loss carryforwards; and

•	other factors that may impact our financial results.

All of our forward-looking statements are as of the date of this prospectus supplement only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this prospectus supplement or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC, could materially and adversely affect our business, prospects, financial condition and results of operations. Except as required by law, we do not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections or other circumstances affecting such forward-looking statements occurring after the date of this prospectus supplement, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. Any public statements or disclosures by us following this prospectus supplement that modify or impact any of the forward-looking statements contained herein will be deemed to modify or supersede such statements in this prospectus supplement.

S-9

USE OF PROCEEDS

We expect to receive net proceeds of approximately $33,700,085.50 million from this offering, after deducting the placement agent’s fee and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of the securities under this prospectus supplement for expansion of our sales and marketing, working capital, research and development, strategic transactions and other general corporate purposes. We will retain broad discretion in determining how we will allocate the net proceeds from the sale of common shares under this prospectus supplement.

S-10

DIVIDEND POLICY

We have never declared or paid cash dividends on our common shares. We intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends to our shareholders in the foreseeable future. As a result, investors seeking cash dividends should not purchase our common shares.

S-11

DILUTION

As of September 30, 2025, we had a net tangible book value of $32.143 million, or $1.06 per common share, based on 30,193,592 common shares outstanding. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale by us of 5,142,870 common shares in this offering at the offering price of $7.00 per share and after deducting fees, commissions and estimated offering expenses payable by us, our net tangible book value as of September 30, 2025 would have been $68.143 million, or $1.93 per share. This amount represents an immediate increase in our net tangible book value of $0.87 per share to our existing shareholders and an immediate dilution in our net tangible book value of $5.07 per share to investors participating in this offering. We determine dilution by subtracting our net tangible book value per share after this offering from the amount of cash paid by an investor for a common share in this offering. The following table illustrates this dilution on a per share basis:

Offering price per share		$7.00
Net tangible book value per share as of September 30, 2025	$1.06
Increase in net tangible book value per share attributable to investors purchasing shares in this offering	$0.87
As adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering	$1.93
Dilution in net tangible book value per share to new investors in this offering		$5.07

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding stock options or common share purchase warrants having a per share exercise price less than the per share offering price to the public in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders. If the Private Placement is completed, it will result in further dilution to new investors and our shareholders.

The number of common shares to be outstanding after this offering set forth above is based on 30,193,592 common shares outstanding as of September 30, 2025 and excludes:

•	2,142,522 common shares issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $13.53 per share;

•	791,713 additional common shares reserved for future issuance under our equity incentive plan; and

•	35,082 common shares issued after September 30, 2025.

To the extent that outstanding stock options or common share purchase warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. The issuance of these securities could result in further dilution for investors purchasing common shares in this offering.

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MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date of this Prospectus Supplement, a summary of the principal Canadian federal income tax considerations under the Tax Act generally applicable to an investor who acquires, as a beneficial owner, common shares issued pursuant to this offering (“Offered Shares”) and who, for the purposes of the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”) and any applicable tax treaty or convention and at all relevant times: (i) has not been and will not be deemed to be resident in Canada at any time while they hold the Offered Shares; (ii) does not use or hold the Offered Shares in carrying on a business in Canada; (iii) deals at arm’s length with the Company and the placement agent; (iv) is not affiliated with the Company; and (v) who acquires and holds the Offered Shares as capital property (a “Non-Canadian Holder”). Generally, the Offered Shares will be considered to be capital property to a Non-Canadian Holder thereof provided that the Non-Canadian Holder does not use the Offered Shares in the course of carrying on a business of trading or dealing in securities and such Non-Canadian Holder has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade. This summary does not apply to an insurer who carries on an insurance business in Canada and elsewhere or to an “authorized foreign bank” for the purposes of the Tax Act. Such Non-Canadian Holders should consult their own tax advisors.

This summary is based upon the current provisions of the Tax Act in force as of the date hereof and counsel’s understanding of the current published administrative and assessing practices of the Canada Revenue Agency (the “CRA”). This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that the Tax Proposals will be enacted in the form proposed, although no assurance can be given that the Tax Proposals will be enacted in their current form or at all. This summary does not otherwise take into account any changes in law or in the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial decision or action, nor does it take into account or consider any provincial, territorial or foreign income tax considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Canadian Holder. Non-Canadian Holders should consult their own tax advisors with respect to their particular circumstances.

Dividends

Dividends paid or credited or deemed to be paid or credited on the Offered Shares to a Non-Canadian Holder by the Company are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty. For example, under the Canada-United States Income Tax Convention (1980) (the “Treaty”), the rate of withholding tax on dividends paid or credited to a Non-Canadian Holder who is resident in the U.S. for purposes of the Treaty and entitled to benefits under the Treaty (a “U.S. Holder”) is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a Company beneficially owning at least 10% of the Company’s voting shares). Non-Canadian Holders should consult their own tax advisors.

Dispositions of Offered Shares

A Non-Canadian Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of an Offered Share, nor will capital losses arising therefrom be recognized under the Tax Act, unless the Offered Share constitutes “taxable Canadian property” to the Non-Canadian Holder thereof for purposes of the Tax Act, and the gain is not exempt from tax pursuant to the terms of an applicable tax treaty or convention.

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Provided the Offered Shares are listed on a “designated stock exchange”, as defined in the Tax Act (which includes the TSX), at the time of disposition, the Offered Shares generally will not constitute taxable Canadian property of a Non-Canadian Holder at that time, unless at any time during the 60 month period immediately preceding the disposition the following two conditions are met concurrently: (i) the Non-Canadian Holder, persons with whom the Non-Canadian Holder did not deal at arm’s length, partnerships in which the Non-Canadian Holder or persons with whom the Non-Canadian Holder did not deal at arm’s length holds a membership interest (either directly or indirectly through one or more partnerships), or the Non-Canadian Holder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of the Offered Shares of the Company was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource properties (as defined in the Tax Act), timber resource properties (as defined in the Tax Act) or an option, an interest or right in such property, whether or not such property exists. Notwithstanding the foregoing, an Offered Share may otherwise be deemed to be taxable Canadian property to a Non-Canadian Holder for purposes of the Tax Act.

Even if an Offered Share is taxable Canadian property to a Non-Canadian Holder, any capital gain realized upon the disposition of such Offered Share may not be subject to tax under the Tax Act if such capital gain is exempt from Canadian tax pursuant to the provisions of an applicable income tax treaty or convention.

Upon a disposition (or a deemed disposition) of an Offered Share (except to the Company, unless purchased by the Company in the open market in the manner in which shares are normally purchased by any member of the public in the open market) that constitutes or is deemed to constitute taxable Canadian property and is not exempt from the Tax Act by virtue of an income tax treaty or convention, a Non-Canadian Holder generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of such Offered Share, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base of such Offered Share to the Non-Canadian Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading “Capital Gains and Capital Losses”.

The cost to a Non-Canadian Holder of an Offered Share acquired pursuant to this offering will be averaged with the adjusted cost base of any other common shares of the Company held by such Non-Canadian Holder as capital property for the purposes of determining the Non-Canadian Holder’s adjusted cost base of each Offered Share.

Non-Canadian Holders whose Offered Shares are taxable Canadian property should consult their own tax advisors.

Capital Gains and Capital Losses

Generally, a Non-Canadian Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized in the year. Subject to and in accordance with the provisions of the Tax Act, a Non-Canadian Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized in the year by such Non-Resident Holder. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against taxable capital gains realized in such year to the extent and under the circumstances described in the Tax Act.

Non-Canadian Holders whose Offered Shares are taxable Canadian property should consult their own tax advisors.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations of the acquisition, ownership and disposition of common shares acquired in this offering by U.S. Holders (as such term is defined below) that hold such common shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).

This section is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to holders described in this prospectus supplement. There can be no assurance that the U.S. Internal Revenue Service, or the IRS, will not challenge one or more of the tax consequences described herein.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances nor does it address U.S. state, local or non-U.S. taxes, U.S. federal estate or gift tax laws, any alternative minimum tax levied under the Code, the Medicare tax on net investment income or any other aspect of any U.S. federal tax other than the income tax. This discussion also does not consider any specific facts or circumstances that may apply to a U.S. Holder and does not address the special tax rules applicable to certain holders, such as:

•	insurance companies;

•	regulated investment companies and real estate investment trusts;

•	tax-exempt or governmental organizations;

•	financial institutions;

•	brokers or dealers in securities;

•	traders that have elected to mark securities to market;

•	regulated investment companies;

•	pension plans;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons deemed to sell our common shares under the constructive sale provisions of the Code;

•	persons that hold our common shares as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	persons who hold or receive our common shares pursuant to the exercise of an employee stock option or otherwise as compensation;

•	persons that own, or have owned, directly, indirectly or constructively, more than 10% (by vote or value) of our common shares at any time (other than as expressly provided below);

•	S corporations (and shareholders thereof), partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes (and investors therein);

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•	holders whose functional currency is not the U.S. dollar;

•	persons that are subject to taxing jurisdictions other than, or in addition to, the United States; and

•	certain U.S. expatriates, former citizens, or long-term residents of the United States.

This discussion does not address the tax treatment of partnerships (including any entity or arrangements treated as a partnership for U.S. federal income tax purposes) or persons that hold their common shares through such a partnership. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common shares, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A partner in a partnership or other pass-through entity (including an entity or arrangement that is treated as partnerships for U.S. federal income tax purposes) that will hold our common shares should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our common shares through a partnership or other pass-through entity, as applicable.

This discussion is for general information only and is not intended to be, and may not be construed as, tax advice. Accordingly, all prospective holders of our common shares should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common shares.

Material U.S. Federal Income Tax Considerations of Owning and Disposing of Common Shares for U.S. Holders

The following discusses the material U.S. federal income tax consideration of owning and disposing of our common shares for a U.S. Holder.

For purposes of this discussion, a U.S. Holder is any beneficial owner of our common shares that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any State or political subdivision thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust, if (A) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have authority to control all of the trust’s substantial decisions or (B) the trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions on Our Common Shares

As described in the section titled “Dividend Policy,” we do not anticipate paying any future distributions on our common shares. However, if we do make cash or other property distributions on our common shares, subject to the discussion below under “Passive Foreign Investment Company Considerations”, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital to the extent of the U.S. Holder’s tax basis in our common shares, and, thereafter, as gain on the sale or other disposition of our common shares, which is taxed as described under “—Gains on Sale or Other Taxable Disposition of Our Common Shares” below.

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Subject to applicable limitations and provided we are eligible for the benefits of the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, or the common shares are readily tradable on a United States securities market, dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction. Dividends received by certain non-corporate U.S. Holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied and provided that we are not a Passive Foreign Investment Company, as discussed below.

Dividends paid on common shares generally will constitute foreign-source income classified as “passive category” income for foreign tax credit limitation purposes. A U.S. Holder may be entitled to deduct or credit any Canadian withholding taxes on dividends in determining its U.S. income tax liability, subject to certain limitations and holding period requirements (including that the election to deduct or credit foreign taxes applies to all of such U.S. Holder’s foreign taxes for a particular taxable year). The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisers regarding the availability of the foreign tax credit under their circumstances.

Receipt of Foreign Currency

The U.S. dollar value of any distribution on common shares made in Canadian dollars generally will be calculated by reference to the exchange rate between U.S. dollars and Canadian dollars in effect on the date of actual or constructive receipt of such distribution by the U.S. Holder (in accordance with its regular method of accounting for U.S. federal income tax purposes), regardless of whether the Canadian dollars so received are in fact converted into U.S. dollars. If the Canadian dollars so received are converted into U.S. dollars on the date of receipt, then a U.S. Holder generally will not recognize foreign currency gain or loss on such conversion. If the Canadian dollars so received are not converted into U.S. dollars on the date of receipt, then a U.S. Holder generally will have a tax basis in the Canadian dollars equal to the U.S. dollar value of such Canadian dollars on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the Canadian dollars generally will be treated as ordinary income or loss to a U.S. Holder and generally will be U.S.-source income or loss for U.S. foreign tax credit purposes. U.S. Holders are urged to consult their tax advisers regarding the U.S. federal income tax consequences of receiving distributions on common shares in Canadian dollars.

Gains on Sale or Other Taxable Disposition of Our Common Shares

Subject to the discussion below under “Passive Foreign Investment Company Considerations”, upon the sale or other taxable disposition of our common shares, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or other taxable disposition and (ii) such U.S. Holder’s adjusted tax basis in the common shares. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such common shares is more than one year at the time of the sale or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations. Any such gain or loss recognized by a U.S. Holder generally will be treated as U.S.-source gain or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company Considerations

Certain adverse tax consequences could apply to a U.S. Holder if we are treated as a “passive foreign investment company” (a “PFIC”) for any taxable year during which the U.S. Holder holds Common Shares. In general, a non-U.S. corporation is a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income (the “income test”) or (ii) 50% or more of the average value of its assets consists of assets that produce, or are held for the production of, passive income (the “asset test”). Generally, “passive income” includes interest, dividends, rents, royalties and certain gains, and cash is a passive asset for PFIC purposes. For purposes of the asset test and income test, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation.

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Based on our current and expected income, assets and activities, as well as our current market capitalization, we do not believe that we are currently a PFIC, nor do we anticipate becoming a PFIC for the foreseeable future. However, the determination of whether we are a PFIC depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and is also affected by the application of the PFIC rules, which are subject to differing interpretations. The fair market value of our assets is expected to depend, in part, upon (i) the market price of common shares, which is likely to fluctuate, and (ii) the composition of our income and assets, which will be affected by how, and how quickly, we spend any cash that is raised in any financing transaction, including this offering. Moreover, our PFIC status is determined on an annual basis after the end of each taxable year. In light of the foregoing, no assurance can be provided that we are not currently a PFIC or that we will not become a PFIC in any future taxable year.

In general, if we were a PFIC for any taxable year during which a U.S. Holder held common shares, gain recognized upon a disposition of common shares by the U.S. Holder would be allocated ratably over the U.S. Holder’s holding period for such common shares. The amounts allocated to the taxable year of disposition and to taxable years prior to the first taxable year in which we were a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest tax rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge would be imposed on the resulting tax liability for each such year. Further, to the extent that any distribution received by a U.S. Holder on common shares exceeded 125% of the average of the annual distributions received on such common shares during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner.

Alternatively, if we were a PFIC and if common shares were “regularly traded” on a “qualified exchange,” a U.S. Holder might be able to make a mark-to-market election with respect to common shares that would result in tax treatment different from the general tax treatment for PFICs described above. The common shares would be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of common shares were traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq, where common shares are expected to be listed, is a qualified exchange for this purpose. If a U.S. Holder makes the mark-to-market election, in each year that we are a PFIC the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of common shares at the end of the taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of common shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in common shares will be adjusted to reflect these income or loss amounts. In addition, if a U.S. Holder makes the mark-to-market election, any gain that the U.S. Holder recognizes on the sale or other disposition of common shares in a year in which we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If we were a PFIC, U.S. Holders should be aware that the interest charge regime described above could be applied to indirect distributions or gains deemed to be attributable to U.S. Holders in respect of any of our subsidiaries that also may be determined to be a PFIC, and the mark-to-market election generally would not be effective for such subsidiaries. U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election in their circumstances.

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We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in a further alternative tax treatment.

If we were a PFIC for any year during which a U.S. Holder owned common shares, we generally would continue to be treated as a PFIC with respect to such U.S. Holder’s common shares unless (i) we ceased to be a PFIC and (ii) the U.S. Holder had made a “deemed sale” election under the PFIC rules to recognize gain (but not loss) under the PFIC rules described above, without the receipt of corresponding cash.

If we were a PFIC or, with respect to a particular U.S. Holder, we were treated as a PFIC for the taxable year in which we pay a dividend or for the prior taxable year, the preferential rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply. In addition, if we were a PFIC for any taxable year during which a U.S. Holder owns common shares, the U.S. Holder would be required to file annual reports with the Internal Revenue Service, subject to certain exceptions.

The application of the PFIC rules to U.S. Holders is uncertain in certain respects, and the PFIC rules remain subject to recently proposed Treasury Regulations yet to be made final. Each U.S. Holder should consult its own tax adviser regarding the application of the PFIC rules, including the foregoing filing requirements and the recently proposed Treasury Regulations, as well as the advisability of making any available election under the PFIC rules, with regard to such holder’s ownership and disposition of common shares.

Additional Tax on Net Investment Income

Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of common shares. Each U.S. Holder that is an individual, estate or trust is urged to consult its tax advisers regarding the applicability of this tax to its income and gains in respect of common shares.

Foreign Financial Asset Reporting

Citizens or individual residents of the United States holding “specified foreign financial assets” (which generally include shares and other securities issued by a foreign person unless held in an account maintained by a financial institution) that exceed certain U.S. dollar thresholds are required to report information relating to such assets, which could include common shares, by filing a completed Internal Revenue Service Form 8938 (Statement of Specified Foreign Financial Assets) with their tax returns. Significant penalties and the extension of the statute of limitations with respect to such holder’s U.S. federal income tax returns may apply for the failure to satisfy this reporting obligation. U.S. Holders are urged to consult their tax advisers regarding the foregoing reporting obligation with regard to their ownership of common shares.

Information Reporting and Backup Withholding

Distributions with respect to common shares and proceeds from the sale, exchange, or other taxable disposition of common shares may be subject to information reporting to the Internal Revenue Service and U.S. backup withholding at the current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and properly establishes such exempt status. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the Internal Revenue Service and furnishing any required information.

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The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common shares, including the consequences of any proposed change in applicable laws.

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DESCRIPTION OF COMMON SHARES

We are offering 5,142,870 common shares. We are authorized to issue an unlimited number of common shares. As at the date of this prospectus, there were 30,228,674 common shares issued and outstanding. The holders of our common shares are entitled to: (i) one vote for each common share held at all meetings of shareholders; (ii) the right to receive any dividend declared by us; and (iii) the right to receive our remaining property and assets upon dissolution.

Limitation of Liability and Indemnification Matters

Section 136 of the OBCA as amended, provides, in part, as follows:

Indemnification

(1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Advance of Costs

(2) A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfil the conditions set out in subsection (3).

Limitation

(3) A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request.

Same

(4) In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Derivative Actions

(4.1) A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

Right to indemnity

(4.2) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

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(a) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfils the conditions set out in subsections (3) and (4).

Nothing in our articles of incorporation, by-laws or resolutions limits the right of any person entitled to claim indemnity apart from the indemnity provided pursuant to Section 136 of the OBCA.

We maintain a policy of directors’ and officers’ liability insurance which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers in their capacity as directors and officers and also reimburses us for payments made pursuant to the indemnity provisions under our by-laws and the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have also purchased insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Listing on the Nasdaq Capital Market and the Toronto Stock Exchange

Our common shares are listed on the Nasdaq Capital Market under the symbol “PROF” and on the Toronto Stock Exchange under the symbol “PRN.” On December 18, 2025, the closing price of our common shares on Nasdaq was $7.86 per share and on the TSX was C$10.59 per share. As of December 18, 2025, we had approximately 30 shareholders of record.

Transfer Agent and Registrar

TSX Trust Company is the registrar and transfer agent for our common shares, at its principal office in Toronto, Ontario. Computershare Trust Company, N.A., is the U.S. transfer agent for our common shares, at its principal office in Canton, Massachusetts.

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PLAN OF DISTRIBUTION

Konik Capital Partners, LLC, a division of T.R. Winston and Company, LLC, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement, dated December 19, 2025. The placement agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but have agreed to use their reasonable best efforts to arrange for the sale of all of the securities offered hereby. We entered into a securities purchase agreement directly with certain investors in connection with this offering and we may not sell the entire amount of securities offered pursuant to this prospectus supplement. We will make offers only to a limited number of qualified institutional buyers and accredited investors. The placement agent may retain sub-agents and selected dealers in connection with this offering.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about December 22, 2025.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay Konik Capital Partners, LLC, a division of T.R. Winston and Company, LLC, a fee in cash equal to 5.0% of the gross proceeds from the sale of the securities in this offering. The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share	Total
Offering Price	$7.00	$36,000,090
Placement Agent Fees	$0.35	$1,800,004.50
Proceeds, before expenses, to us	$6.65	$34,200,085.50

We estimate that the total expenses of the offering payable by us, excluding the placement agent’s fees, will be approximately $500,000, which includes up to $100,000 of legal fees and expenses that we have agreed to reimburse Konik Capital Partners, LLC, a division of T.R. Winston and Company, LLC, in connection with this offering.

The placement agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

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Discretionary Accounts

The placement agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Listing

Our common shares are listed on The Nasdaq Capital Market under the symbol “PROF” and on the Toronto Stock Exchange under the symbol “PRN.” We have applied to list the common shares sold in this offering on the TSX. Listing is subject to the approval of the TSX in accordance with applicable listing requirements.

Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any common shares or securities convertible into, or exchangeable or exercisable for, our common shares during a period ending 60 days after the date of this prospectus supplement, without first obtaining the written consent of the purchaser party to the securities purchase agreement. Specifically, these individuals have agreed, in part, not to:

•	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended;

•	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of common shares, in cash or otherwise;

•	publicly announce the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge; or

•	other arrangement relating to any of our securities.

Notwithstanding these limitations, these common shares may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

In addition, we have agreed that we will not conduct any issuances of our common shares for a period of 60 days following closing of this offering, subject to certain customary exceptions.

Other Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-24

LEGAL MATTERS

Mintz LLP, Toronto, Ontario has passed upon the validity of the securities offered by this prospectus supplement and certain other legal matters related to Canadian law. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel to the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements have been incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all of the information set forth in the registration statement and the exhibits thereto. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference therein. For further information with respect to us and the common shares we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We are also subject to requirements of the applicable securities laws of Canada, and documents that we file with the securities commissions or similar regulatory authorities in Canada may be found under our profile at www.sedar.com. We also maintain a website at www.profoundmedical.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement. We include our website address in this prospectus supplement only as an inactive textual reference. Information contained in our website does not constitute a part of this prospectus supplement or our other filings with the SEC.

S-25

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement or the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing and concurrent effectiveness of the registration statement but prior to the termination of all offerings covered by this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 that we filed with the SEC on March 7, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 that we filed with the SEC on May 8, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 that we filed with the SEC on August 14, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 that we filed with the SEC on November 13, 2025;

•	our Current Reports on Form 8-K and amendments thereto that we filed with the SEC on May 14, 2025, April 22, 2025 and March 7, 2025 (other than any portion of such filings that are furnished under applicable SEC rules rather than filed);

•	the description of our share capital contained in exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 that we filed with the SEC on March 7, 2025, and any other amendments or reports filed for the purpose of updating that description; and

•	all reports and other documents subsequently filed by us with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-39032.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address or telephone number:

S-26

Profound Medical Corp.

2400 Skymark Avenue, Unit 6

Mississauga, Ontario, Canada L4W 5K5

(647) 476-1350

You may also access these documents on our website, www.profoundmedical.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

S-27

PROSPECTUS

PROFOUND MEDICAL CORP.

$150,000,000

Common Shares
Warrants
Debt Securities
Subscription Receipts
Units

We may offer and sell securities from time to time in one or more offerings of up to $150,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered by us. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment and other options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common shares are listed on the Nasdaq Capital Market under the symbol “PROF” and on the Toronto Stock Exchange under the symbol “PRN”. On November 12, 2025, the closing price of our common shares on Nasdaq was $6.47 per share and on the Toronto Stock Exchange was C$9.05 per share.

The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Stock Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus, included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Using this process, we may, from time to time, sell any securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the securities being offered and the specific manner in which they will be offered.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities by us, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “the Company,” “we,” “us,” “our” and similar terms refer to Profound Medical Corp. and our subsidiaries. In this prospectus, unless otherwise specified, all dollar amounts are expressed in U.S. dollars. All references to “dollars” or “$” are to U.S. dollars and references to “C$” are to Canadian dollars.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual, quarterly and other filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About Profound Medical Corp.

We are a commercial-stage medical device company focused on the development and marketing of customizable, incision-free therapeutic systems for the image guided ablation of diseased tissue utilizing its platform technologies and leveraging the healthcare system’s existing imaging infrastructure. Our lead product (the “TULSA-PRO system”) combines real-time MRI, robotically driven transurethral sweeping-action thermal ultrasound with closed-loop temperature feedback control for the ablation of prostate tissue. The product is comprised of one-time-use devices and durable equipment that are used in conjunction with a customer’s existing MRI scanner.

We are commercializing TULSA-PRO, a technology that combines real-time MRI, robotically-driven transurethral ultrasound and closed-loop temperature feedback control. The TULSA procedure, performed using the TULSA-PRO system, has the potential of becoming a mainstream treatment modality across the entire prostate disease spectrum; ranging from low-, intermediate-, or high-risk prostate cancer; to hybrid patients suffering from both prostate cancer and benign prostatic hyperplasia (“BPH”); to men with BPH only; and also, to patients requiring salvage therapy for radio-recurrent localized prostate cancer. TULSA employs real-time MR guidance for pixel-by-pixel precision to preserve prostate disease patients’ urinary continence and sexual function, while killing the targeted prostate tissue via a precise sound absorption technology that gently heats it to kill temperature (55-57°C). TULSA is an incision- and radiation-free “one-and-done” procedure performed in a single session that takes a few hours. Virtually all prostate shapes and sizes can be safely, effectively, and efficiently treated with TULSA. There is no bleeding associated with the procedure; no hospital stay is required; and most TULSA patients report quick recovery to their normal routine. TULSA-PRO is CE marked, Health Canada approved, and 510(k) cleared by the U.S. Food and Drug Administration (“FDA”).

We are also commercializing Sonalleve, an innovative therapeutic platform that is CE marked for the treatment of uterine fibroids and palliative pain treatment of bone metastases. Sonalleve has also been approved by the China National Medical Products Administration for the non-invasive treatment of uterine fibroids and has FDA approval under a Humanitarian Device Exemption for the treatment of osteoid osteoma. We are in the early stages of exploring additional potential treatment markets for Sonalleve where the technology has been shown to have clinical application, such as non-invasive ablation of abdominal cancers and hyperthermia for cancer therapy.

We deploy a hybrid recurring revenue business model in the United States to market TULSA-PRO, i) charging a one-time payment that includes a supply of our one-time-use device, use of the system as well as our Genius services that support each TULSA center with clinical and patient recruitment and ii) a traditional model of charging for the system separately as capital and an additional per patient charge for the one-time-use devices and associated Genius services. The Sonalleve product is marketed primarily outside North America in European and Asian countries, deploying a capital sales model. Outside of North America, we generate most of our revenues from our system sales in Europe and Asia, where we deploy a more traditional hybrid business model, charging for the system separately as a capital sale and an additional per patient charge for the one-time-use devices and associated Genius services.

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page 16 of this prospectus.

Our Corporate Information

Profound is the company resulting from a “three-cornered” amalgamation involving Mira, Mira Subco (a subsidiary formed to complete the amalgamation) and Profound Medical Inc. (“Old PMI”). Old PMI was formed by articles of incorporation under the Business Corporations Act (Ontario) (“OBCA”) on June 13, 2008. Mira was formed by articles of incorporation under the OBCA on July 16, 2014, and following its initial public offering in Canada, was a “capital pool company” listed on the TSX-V. As a capital pool company, Mira had no assets other than cash and did not carry on any operations. On June 3, 2015, in anticipation of the amalgamation, Mira changed its name to “Profound Medical Corp.” (becoming “Profound”) and completed a consolidation of its share capital on the basis of one post-consolidation common share for every 13.6363 pre-consolidation common shares. On June 4, 2015, Mira (now “Profound”), Mira Subco and Old PMI completed the amalgamation, with Profound as our surviving holding company, and Mira Subco and Old PMI amalgamating to form a new OBCA subsidiary, Profound Medical Inc. (“PMI”), to serve as the holding subsidiary of our operating subsidiaries. Upon completion of the amalgamation, Profound commenced trading on the TSX-V. On July 13, 2018, Profound graduated from the TSX-V and commenced trading on the TSX under the symbol “PRN”. On October 29, 2019, Profound commenced trading on the Nasdaq Capital Market under the symbol “PROF”.

Our head and registered office is located at 2400 Skymark Avenue, Unit 6, Mississauga, Ontario, L4W 5K5. Our telephone number is (647) 476-1350. Our website address is www.profoundmedical.com. The information contained on, or that can be accessed through, our website is not and shall not be deemed to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our common shares or other securities.

All service marks, trademarks and trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Implications of Being a Foreign Private Issuer

Although we qualify as a foreign private issuer, we have decided to voluntarily file periodic reports, such as annual reports on Form 10-K (including our Annual Report on Form 10-K for the fiscal year ending December 31, 2024), quarterly reports on Form 10-Q and current reports on Form 8-K on U.S. domestic issuer forms, which are more detailed and extensive in certain respects, and some of which must be filed more promptly, than the forms currently available to foreign private issuers that are Multijurisdictional Disclosure System filers. Similarly, we have decided to file registration statements, including the registration statement on Form S-3 of which this prospectus forms a part, on U.S. domestic issuer forms. Although we have voluntarily chosen to file registration statements, periodic reports and current reports on U.S. domestic issuer forms, we maintain our status as a foreign private issuer as long as we meet the qualifications for a foreign private issuer under the Exchange Act. Accordingly, as a foreign private issuer, we remain exempt from the U.S. federal proxy rules pursuant to Section 14 of the Exchange Act and Regulations 14A and 14C thereunder, Regulation FD, and our officers, directors, and principal shareholders are not subject to the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Offerings Under This Prospectus by Us

Under this prospectus, we may offer our securities from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment and other options to purchase additional securities, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities by us unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in us. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the other documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	the accuracy of our estimates regarding expenses, future revenues, uses of cash, capital requirements and the need for additional financing;

●	our workforce reduction and related restructuring activities;

●	our ability to realize the anticipated benefits of our corporate strategy;

●	our cash runway and the sufficiency of our financial resources to fund our operations;

●	the initiation, timing, progress, results, and decisions of our partners’ development activities, preclinical studies and clinical trials with respect to our product candidates;

●	our collaborators’ election to pursue or continue research, development and commercialization activities;

●	our ability to obtain future reimbursement and/or milestone payments from our collaborators;

●	our ability to obtain and maintain intellectual property protection for our product candidates;

●	our partners’ ability to successfully commercialize our partnered product candidates;

●	the size and growth of the markets for our partnered product candidates and our partners’ ability to serve those markets;

●	the rate and degree of market acceptance of any future products;

●	the success of competing products that are or may become available;

●	regulatory developments in the United States and other countries;

●	and any restrictions on our ability to use our net operating loss carryforwards.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Canada. Many of our directors and officers and the experts named in this prospectus are residents of countries other than the United States, and all or a substantial portion of their assets and some of our assets are located outside the United States. We have appointed Profound Medical (U.S.) Inc. as our agent for service of process in the United States, but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors and officers who are not residents of the United States. Additionally, it may not be possible for you to enforce judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. In addition, there is doubt as to whether an original action could be brought in Canada against us or our directors or officers based solely upon U.S. federal or state securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of U.S. federal or state securities laws.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for expansion of our sales and marketing, working capital, research and development, strategic transactions and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or any of the following:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is used in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale, and the name of any underwriter will be provided in any prospectus supplement, if required, which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we, if required, will provide in the applicable prospectus supplement information regarding any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in a prospectus supplement, if required, we will authorize the underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement, if required. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement, if required, so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement, if required, will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement, if required, for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

Common shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Stock Market. The applicable prospectus supplement, if required, will contain information, where applicable, as to any other listing, if any, on The Nasdaq Stock Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our common shares, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

Under the securities laws of some states, our common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states our common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

DESCRIPTION OF COMMON SHARES

We are authorized to issue an unlimited number of common shares. As at the date of this prospectus, there were 30,228,674 common shares issued and outstanding. The holders of our common shares are entitled to: (i) one vote for each common share held at all meetings of shareholders; (ii) the right to receive any dividend declared by us; and (iii) the right to receive our remaining property and assets upon dissolution. The common shares are listed and posted for trading on the TSX under the symbol “PRN” and on the Nasdaq Capital Market under the symbol “PROF”.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our common shares, preferred shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for our common shares and the number of our common shares to be received upon exercise of the warrants;

•	if applicable, the exercise price for our preferred shares, the number of preferred shares to be received upon exercise, and a description of that series of our preferred shares;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common shares, preferred shares and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units;

•	the governing law of the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The transfer agent and registrar for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

Debt securities will be issued under one or more indentures (each, a “Debt Indenture”), in each case between us and an appropriately qualified financial institution authorized to carry on business as a trustee (each, a “Trustee”). The description below is not exhaustive and is subject to, and qualified in its entirety by reference to, the detailed provisions of the applicable Debt Indenture. Accordingly, reference should also be made to the applicable Debt Indenture. A copy of the form of the Debt Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. Debt securities may be offered separately or in combination with one or more other securities. We may also, from time to time, issue debt securities and incur additional indebtedness other than pursuant to debt securities issued under this prospectus.

Debt securities may be issued from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series and, unless otherwise provided in the applicable prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of that series.

A prospectus supplement relating to a particular series of debt securities will describe the terms of the debt securities being offered including, where applicable, the following:

•	the specific designation and any limit on the aggregate principal amount of the debt securities;

•	the currency or currency units for which the debt securities may be purchased and in which the principal and any premium or interest is payable (in either case, if other than Canadian dollars);

•	the offering price (at par, at a discount or at a premium) of the debt securities;

•	the date(s) on which the debt securities will be issued and delivered;

•	the date(s) on which the debt securities will mature, including any provision for the extension of a maturity date, or the method of determining such date(s);

•	the rate(s) per annum (either fixed or floating) at which the debt securities will bear interest (if any) and, if floating, the method of determining such rate(s);

•	the date(s) from which any interest obligation will accrue and on which interest will be payable, and the record date(s) for the payment of interest or the method of determining such date(s);
•	if applicable, the provisions for subordination of the debt securities to our other indebtedness;

•	the identity of the Trustee under the applicable Debt Indenture pursuant to which the debt securities are to be issued;

•	any redemption terms, or terms under which the debt securities may be defeased prior to maturity;

•	any repayment or sinking fund provisions;

•	any events of default applicable to the debt securities;

•	whether the debt securities are to be issued in registered form or in the form of temporary or permanent global securities, and the basis of exchange, transfer and ownership thereof;

•	any exchange or conversion terms;

•	if applicable, our ability to satisfy all or a portion of any redemption of the debt securities, payment of any premium or interest thereon, or repayment of the principal owing upon the maturity through the issuance of our securities or of any other entity, and any restrictions on the persons to whom such securities may be issued;

•	provisions applicable to amendment of the Debt Indenture; and

•	any other material terms, conditions or other provisions (including covenants) applicable to the debt securities.

A prospectus supplement may include specific variable terms pertaining to the debt securities that are not within the alternatives and parameters described in this prospectus.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our direct unsecured obligations. The debt securities will be senior or subordinated indebtedness as described in the applicable prospectus supplement. If the debt securities are senior indebtedness, they will rank equally and ratably with all of our other unsecured indebtedness from time to time issued and outstanding which is not subordinated. If the debt securities are subordinated indebtedness, they will be subordinated to our senior indebtedness as described in the applicable prospectus supplement, and they will rank equally and ratably with our other subordinated indebtedness from time to time issued and outstanding as described in the applicable prospectus supplement. We reserve the right to specify in a prospectus supplement whether a particular series of subordinated debt securities is subordinated to any other series of subordinated debt securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Subscription receipts may be offered separately or together with securities. The subscription receipts will be issued under one or more subscription receipt agreements that will be entered into by us and an escrow agent at the time of issuance of the subscription receipts.

A subscription receipt will entitle the holder thereof to receive a common share and/or other securities, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by us or one or more of our subsidiaries. The subscription proceeds from an offering of subscription receipts will be held in escrow by an escrow agent pending the completion of a transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of subscription receipts will receive common shares and/or other securities upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their subscription receipts together with any interest or other income earned thereon. Holders of subscription receipts are not shareholders of our company.

The particular terms and provisions of subscription receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such subscription receipts. The description will include, where applicable:

•	the number of subscription receipts offered;

•	the price at which the subscription receipts will be offered;

•	the terms, conditions and procedures pursuant to which the holders of subscription receipts will become entitled to receive common shares and/or other securities;

•	the number of common shares and/or other securities that may be obtained upon exercise of each subscription receipt;

•	the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each such security;

•	the terms relating to the holding and release of the gross proceeds from the sale of the subscription receipts plus any interest and income earned thereon;

•	the material income tax consequences of owning, holding and disposing of the subscription receipts; and

•	any other material terms and conditions of the subscription receipts including, without limitation, transferability and adjustment terms and whether the subscription receipts will be listed on a stock exchange.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue units consisting of debt securities, common shares, subscription receipts or warrants, for the purchase of common shares in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below;

•	the governing law of the unit agreement; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

We may issue units in such amounts and in such numbers of distinct series as we determine.

The provisions described in this section, as well as those described under “Description of Common Shares,” “Description of Warrants,” “Description of Debt Securities” and “Description of Subscription Receipts” and will apply to each unit, as applicable, and to any common share, warrant or subscription receipt included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

MATERIAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement will describe material Canadian federal income tax consequences to an investor of acquiring any securities offered thereunder, if applicable, including whether the payments of dividends on common shares or payments of principal, premium, if any, and interest on debt securities payable to a non-resident of Canada will be subject to Canadian non-resident withholding tax.

The applicable prospectus supplement will also describe material United States federal income tax consequences of the acquisition, ownership and disposition of any securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code), including, to the extent applicable, any such material consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for United States federal income tax purposes or containing early redemption provisions or other special items.

LEGAL MATTERS

Mintz LLP has passed upon the validity of the securities offered by this prospectus and certain other legal matters related to Canadian law. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. has passed upon the validity of certain other legal matters.

EXPERTS

The consolidated financial statements have been incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We are also subject to requirements of the applicable securities laws of Canada, and documents that we file with the securities commissions or similar regulatory authorities in Canada may be found under our profile at www.sedar.com. We also maintain a website at www.profoundmedical.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus. We include our website address in this prospectus only as an inactive textual reference. Information contained in our website does not constitute a part of this prospectus or our other filings with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 that we filed with the SEC on March 7, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 that we filed with the SEC on May 8, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 that we filed with the SEC on August 14, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 that we filed with the SEC on November 13, 2025;

●	our Current Reports on Form 8-K and amendments thereto that we filed with the SEC on May 14, 2025, April 22, 2025 and March 7, 2025 (other than any portion of such filings that are furnished under applicable SEC rules rather than filed);

●	the description of our share capital contained in exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 that we filed with the SEC on March 7, 2025, and any other amendments or reports filed for the purpose of updating that description; and

●	all reports and other documents subsequently filed by us with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-39032.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Profound Medical Corp.

2400 Skymark Avenue, Unit 6

Mississauga, Ontario, Canada L4W 5K5

(647) 476-1350

You may also access these documents on our website, www.profoundmedical.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

5,142,870 Shares

PROFOUND MEDICAL CORP.

Common Shares

PROSPECTUS SUPPLEMENT

Placement Agent

Konik Capital Partners

a division of T.R. Winston and Co.

December 19, 2025